Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Seamus Grady, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 28, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ SEAMUS GRADY
Date: May 6, 2025	Name:	Seamus Grady
	Title:	Chief Executive Officer (Principal Executive Officer)
I, Csaba Sverha, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 28, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ CSABA SVERHA
Date: May 6, 2025	Name:	Csaba Sverha
	Title:	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)